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                                                                     Exhibit 6.4


                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                             San Diego, California 92101

                                    July 24, 1998

Nicholas-Applegate Securities
600 West Broadway
San Diego, CA 92101

Ladies and Gentlemen:

          This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the Nicholas-Applegate Global Technology Fund as an additional Portfolio thereunder. The full list of Portfolios covered by the Agreement is attached as Appendix A.

          In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,



E. Blake Moore, Jr.
Secretary


AGREED:
Nicholas-Applegate Securities


_________________________
E. Blake Moore, Jr.
Secretary

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                                      EXHIBIT A


Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-Applegate Core Growth
     Fund)
Nicholas-Applegate Large Cap Growth Fund
Nicholas-Applegate Mini Cap Growth Fund
Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-Applegate Emerging
     Growth Fund)
Nicholas-Applegate Convertible Fund (formerly Nicholas-Applegate Income & Growth
      Fund)
Nicholas-Applegate Balanced Growth Fund
Nicholas-Applegate Worldwide Growth Fund
Nicholas-Applegate International Growth Fund
Nicholas-Applegate Emerging Countries Fund
Nicholas-Applegate Global Growth & Income Fund
Nicholas-Applegate International Small Cap Growth Fund
Nicholas-Applegate Money Market Fund
Nicholas-Applegate Value Fund
Nicholas-Applegate High Yield Bond Fund
Nicholas-Applegate Strategic Income Fund
Nicholas-Applegate Short-Intermediate Fixed Income Fund
Nicholas-Applegate High Quality Bond Fund (formerly Nicholas-Applegate Fully
      Discretionary Fixed Income Fund)
Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund
Nicholas-Applegate Pacific Rim Fund
Nicholas-Applegate Greater China Fund
Nicholas-Applegate Latin America Fund
Nicholas-Applegate Global Technology Fund